Exhibit 20.2
Page 1 of 3
                    Navistar Financial 1995 - B Owner Trust
                        For the Month of December 1998
                     Distribution Date of January 15, 1999
                           Servicer Certificate #39

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $85,074,812.76
Beginning Pool Factor                                           0.1620622

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,535,646.65
     Interest Collected                                       $672,337.51

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $47,943.66
Total Additional Deposits                                      $47,943.66

Repos / Chargeoffs                                             $36,767.64
Aggregate Number of Notes Charged Off                                  71

Total Available Funds                                       $6,982,098.83

Ending Pool Balance                                        $78,776,227.46
Ending Pool Factor                                              0.1500638

Servicing Fee                                                  $70,895.68

Repayment of Servicer Advances                              $1,273,828.99

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,255,596.32
     Target Percentage                                               5.50%
     Target Balance                                         $4,332,692.51
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($231,615.39)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.716%
Current Weighted Average Remaining Term (months):                   17.48

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,015,802.93       640
                                31 - 60 days            $222,728.08       174
                                60+  days                $85,836.23        34

     Total:                                           $1,324,367.24       656

     Balances:                  60+  days               $547,121.84        34

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $49,178.93
+    Excess Serv.                                       $182,436.46
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,255,596.32

Exhibit 20.2
Page 2 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of December 1998

                                                                                NOTES
                                                          (Money Market)
                                           TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3        CERTIFICATES
                                     $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%             96.50%              3.50%
     Coupon                                                        5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $85,074,812.76
Ending Pool Balance                   $78,776,227.46

Collected Principal                    $6,261,817.66
Collected Interest                       $672,337.51
Charge - Offs                             $36,767.64
Liquidation Proceeds / Recoveries         $47,943.66
Servicing                                 $70,895.68
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                     $6,911,203.15

Beginning Balance                     $85,074,812.76               $0.00              $0.00     $76,162,748.29      $8,912,064.47

Interest Due                             $430,181.39               $0.00              $0.00        $383,987.19         $46,194.20
Interest Paid                            $430,181.39               $0.00              $0.00        $383,987.19         $46,194.20
Principal Due                          $6,298,585.30               $0.00              $0.00      $6,078,134.81        $220,450.49
Principal Paid                         $6,298,585.30               $0.00              $0.00      $6,078,134.81        $220,450.49

Ending Balance                        $78,776,227.46               $0.00              $0.00     $70,084,613.48      $8,691,613.98
Note / Certificate Pool Factor                                    0.0000             0.0000             0.2465             0.4730
   (Ending Balance / Original Pool Amount)
Total Distributions                    $6,728,766.69               $0.00              $0.00      $6,462,122.00        $266,644.69

Interest Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                           $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                         $182,436.46
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $11,255,596.32
(Release) / Draw                        ($231,615.39)
Ending Reserve Acct Balance           $11,023,980.93

Exhibit 20.2
Page 3 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of December 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                  4                   3                  2                   1
                                        Aug-98             Sep-98              Oct-98              Nov-98              Dec-98
Beginning Pool Balance            $112,885,760.51     $105,809,154.42      $98,177,121.95      $91,146,191.22      $85,074,812.76

A)  Loss Trigger:
    Principal of Contracts
     Charged Off                      $118,414.21          $41,554.42          $57,127.09          $22,705.25          $36,767.64
    Recoveries                        $178,202.18         $125,145.16          $33,287.88          $94,952.19          $47,943.66

Total Charged Off (Months 5, 4, 3)    $217,095.72
Total Recoveries (Months 3, 2, 1)     $176,183.73
Net Loss / (Recoveries) for 3 Mos      $40,911.99(a)

Total Balance (Months 5, 4, 3)    $316,872,036.88(b)

Loss Ratio Annualized  [(a/b) * (12)]      0.1549%

Trigger:  Is Ratio > 1.5%                      No
                                                                               Oct-98              Nov-98              Dec-98

B)   Delinquency Trigger:                                                   $1,212,524.77       $1,388,860.14         $547,121.84
     Balance delinquency 60+ days                                                1.23504%            1.52377%            0.64311%
     As % of Beginning Pool Balance                                              1.10653%            1.37147%            1.13397%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer